Exhibit 99.1

Mind Medicine (MindMed) Inc. Announces Proposed Public Offering

NEW YORK, August 9, 2024 – Mind Medicine (MindMed) Inc. (NASDAQ: MNMD) (the “Company” or “MindMed”), a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders, today announced that it intends to offer and sell, subject to market conditions, common shares and, to certain investors, pre-funded warrants to purchase common shares in an underwritten public offering. All of the common shares and pre-funded warrants are being offered by MindMed.

MindMed intends to use the net proceeds from this offering to fund the research and development of its product candidates and working capital and general corporate purposes.

Leerink Partners and Evercore ISI are acting as the joint bookrunning managers for the offering. RBC Capital Markets and Oppenheimer & Co. are acting as lead managers. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. No distribution under the offering shall occur in Canada or to a person resident in Canada.

The securities in the offering are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-280548) that was filed with the Securities and Exchange Commission (“SEC”) on June 28, 2024 and became effective upon filing. The securities will be offered by means of a prospectus supplement and accompanying prospectus relating to the offering that form a part of the shelf registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and SEDAR+ and will be available on the SEC’s website at www.sec.gov and on SEDAR+’s website at www.sedarplus.ca. Copies of the preliminary prospectus supplement, when available, and the accompanying prospectus relating to the offering may be obtained, when available, by contacting the following: Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com, or Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, NY 10055, by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MindMed

MindMed is a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders. Our mission is to be the global leader in the development and delivery of treatments that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative product candidates, with and without acute perceptual effects, targeting neurotransmitter pathways that play key roles in brain health disorders.

MindMed trades on NASDAQ under the symbol MNMD.

Forward-Looking Statements

Certain statements in this press release related to the Company constitute “forward-looking information” within the meaning of applicable securities laws and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These statements generally can be identified by the use of forward-looking words such as “will”, “may”, “should”, “could”, “intend”, “estimate”, “plan”, “anticipate”, “expect”, “believe”, “potential” or “continue”, or the negative thereof or similar variations. Forward-looking information in this press release includes, but is not limited to, the uncertainties related to market conditions, the intended use of proceeds, the filing of the preliminary prospectus supplement and the accompanying prospectus relating to the offering and the completion of the offering on the anticipated terms or at all. There can be no assurance that this offering will close and the Company will receive the net proceeds therefrom. There are numerous risks and uncertainties that could cause actual results and the Company’s plans and objectives to differ materially from those expressed in the forward-looking information, including market conditions and satisfaction of the customary closing conditions for the offering. These forward-looking statements are based on our current expectations, estimates, forecasts and projections about the offering, our business and the industry in which we operate and management’s beliefs and assumptions, including the satisfaction on all customary closing conditions and the non-occurrence of the risks and uncertainties that are described in the filings made with the SEC and the applicable Canadian securities regulators or other events occurring outside of our normal course of business, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise. For Media Inquiries, please contact: media@mindmed.co

For Investor Inquiries, please contact: ir@mindmed.co

Source: Mind Medicine (MindMed) Inc.